                                                                    Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Registration Statement of Access Beyond, Inc. on Form S-8 of our report dated August 29, 1997 (September 15, 1997 as to
Note 11), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated August 29, 1997 (September 15, 1997 as to Note 11) relating to the financial statement schedule appearing elsewhere in this Registration Statement.

         We also consent to the reference to us under the heading "Expert" in such Prospectus.

/s/ Deloitte & Touche LLP


Washington, D.C.
October 28, 1997